Exhibit 10.6

EXECUTION COPY

PROMISSORY NOTE

Dated: October 28, 2008

1.	Principal / Makers Promise to Pay

FOR VALUE RECEIVED, the undersigned, Willing Holding, Inc., a Florida corporation whose address is 3 Centerview Drive, Suite 240, Greensboro, NC 27407 (“Maker”), promises to pay to Robert C. Johnson (the “Holder”), whose address is, ___________________________, the principal sum of Three Hundred and Sixty Thousand Dollars $360,000, in exchange for the transfer to Maker of 125,000 shares of common stock of the Maker owned by Holder, all in accordance with the terms and provisions provided below. All sums owing under this Note are payable in lawful money of the United States of America.

2.	Interest

There shall be no interest accrued on this Note until such time as this Note is paid in full, except in the event of a default.

3.	Payment

Principal shall be paid in equal monthly installments of $7,200 per month for 50 consecutive months commencing on the date hereof and continuing each month thereafter until the Maturity Date.

All amounts required to be paid under Holder’s Note shall be payable to Holder’s by delivering the same to Nicholas D. Thomas, Esq., Trust Account, FBO Robert Johnson located at 3426 Ocean Drive Vero Beach, Florida  32963 , or at another place as Holder, from time to time, may designate in writing.

4.	Maturity Date

The entire principal balance of this Note shall be due and payable on a date which is 50 months from the execution date of this Note, being December 28, 2012 (“Maturity Date”), unless otherwise prepaid in accordance with the terms of this Note. Notwithstanding the foregoing, in the event the Maker obtains a listing quotation on a national exchange, the Maturity Date hereunder shall be accelerated to be a date six months from the Maker’s first trading date on such national exchange.

5.	Prepayment

Maker may prepay the whole or any portion of this Note on any date, upon five days’ notice to Holder.

6.	Late Charge

If any required payment, including the final payment due on the Maturity Date, is not paid within 15 days from and including the date upon which it was due (whether by acceleration or otherwise), then, in each such event, all past due amounts shall be subject to a late penalty of five percent on every dollar owed (the “late penalty”). The acceptance of any payment by the holder of the Note shall not act to restrict the holder at all in exercising any other rights under the Note or the law, to waive or release Maker from any obligations contained herein, or to extend the time for payments due under this Note.

7.	Default and Remedies

If Maker fails to pay principal on the date on which it falls due or to perform any of the agreements, conditions, covenants, provisions, or stipulations contained in this Note, then Holder, at its option and without notice to Maker, may declare immediately due and payable the entire unpaid balance of principal with interest from the date of default at the rate of 12% per year and all other sums due by Makers hereunder anything herein to the contrary notwithstanding. Payment of this sum may be enforced and recovered in whole or in part at any time by one or more of the remedies at law. In that case, Holder also may recover all costs in connection with suit, a reasonable attorney’s fee for collection, and interest on any judgment obtained by Holder at the rate of 12% per year. Notwithstanding anything to the contrary in this Note, under no circumstances shall the Late Charge and default interest rate accrue at more than a combined 12% per annum.

The remedies of Holder provided in this Note shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the sole discretion of Holder. They may be exercised as often as occasion shall occur, and failing to exercise one shall in no event be construed as a waiver or release of it.

8.	Attorneys’ Fees and Costs

If Holder engages any attorney to enforce or construe any provision of this Note, or as a consequence of any default whether or not any legal action is filed, Maker immediately shall pay on demand all reasonable attorneys’ fees and other Holder’s costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if the unpaid attorneys’ fees and costs had been added to the principal.

9.	Waivers

(a)       Maker hereby waive and release all benefit that might accrue to Maker by virtue of any present or future laws of exemption with regard to real or personal property or any part of the proceeds arising from any sale of that property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agree that any real estate that may be levied on under a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold on any writ in whole or in part in any order desired by Holder.

(b)       Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

(c)       Holder shall not be considered by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.	Notices

All notices required under or in connection with this Note shall be delivered or sent by certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth in Paragraph 1 hereof, or to another address that any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be considered to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.

11.	Costs and Expenses

Maker shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

12.	No Partnership or Joint Venture

Nothing contained in this Note or elsewhere shall be construed as creating a partnership or joint venture between Holder and Maker or between Holder and any other person or as causing the holder of the Note to be responsible in any way for the debts or obligations of Maker or any other person.

13.	Interest Rate Limitation

Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to collect or apply as interest on this obligation any amount in excess of the maximum rate of interest permitted to be charged pursuant to Section 7 hereunder. If the holder of this Note ever collects or applies as interest any such excess, the excess amount shall be applied to reduce the principal debt; and if the principal debt is paid in full, any remaining excess shall be paid forthwith to Maker. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the Holder and Maker shall to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this paragraph shall be considered to increase the total dollar amount of interest payable under this Note.

14.	Number and Gender

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

15.	Headings

Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be construed as being a part of the Note.

16.	Governing Law

This Note shall be construed and enforced in accordance with the laws of the State of Florida, except to the extent that federal laws preempt the laws of the State of Florida.

[signature page to follow]

IN WITNESS WHEREOF, Maker has executed this Promissory Note on the date set forth above.

Signed in the presence of:	WILLING HOLDING, INC.
/s/ Wendy Smith
By: /s/ Gideon Taylor
Gideon Taylor, Chief Executive Officer